Exhibit 99.1

MarkWest Energy Partners, L.P.	Contact:	Frank Semple, Chairman, President & CEO
1515 Arapahoe Street		Nancy Buese, Senior VP & CFO
Tower 2, Suite 700		Dan Campbell, Treasurer & IR Officer
Denver, CO 80202	Phone:	(866) 858-0482
	E-mail:	investorrelations@markwest.com

MarkWest Energy Partners Announces Change to Board of Directors

DENVER, January 27, 2010 — MarkWest Energy Partners, L.P. (NYSE: MWE) today announced that John M. Fox has elected to retire from the Board of Directors of the General Partner of MarkWest effective January 26, 2010. Mr. Fox has served as a member of the Board of Directors since its inception in May 2002.  At the time of his retirement, Mr. Fox was serving as Lead Director and previously served as Chairman from May 2002 through October 2008.  Mr. Fox also previously served as President and Chief Executive Officer of the General Partner and of MarkWest Hydrocarbon, which he co-founded in 1988.

“I am very grateful to the men and women of MarkWest who have built such a strong business franchise in the midstream business,” commented Mr. Fox. “I want to particularly thank Frank Semple and his great management team for their leadership in growing our company to this point and for a business plan that I believe will create growth opportunities well into the future.  Finally I want to thank our dedicated Board of Directors whose wisdom and insight have helped us immensely.  I had previously indicated to the Board several years ago that as I approached my 70th birthday in April it would be a good time to retire from the Board, and as I do so I am highly confident of our management team and our future prospects.”

“John’s vision and leadership have been an integral part of MarkWest since he co-founded the company more than 20 years ago and we sincerely appreciate his commitment and dedication to MarkWest and its unit holders,” stated Frank Semple, Chairman, President and Chief Executive Officer.  “On behalf of the MarkWest team and our Board of Directors, we wish John continued success in his future endeavors.”

Donald D. Wolf, 66, a current member of the Board of Directors, has been named Lead Director.  Mr. Wolf was elected to the Board of Directors in February 2008 and serves on the Board’s Compensation Committee.  Mr. Wolf previously served as a member of the board of directors of MarkWest Hydrocarbon, Inc. from June 1999 until February 2008. In September 2004, Mr. Wolf joined Aspect Energy, LLC and currently serves as Vice Chairman.  He is also Chairman and a Partner of Quantum Resources, LLC. Mr. Wolf currently serves as a Director of Aspect Energy, Enduring Resources, and Ascend Geo, LLC. Mr. Wolf previously served as Chairman, Chief Executive Officer and Director of Westport Resources Corporation from July 1996 until Westport’s merger with Kerr McKee Corporation in 2004. Mr. Wolf has a diversified 45-year career in the oil and natural gas industry.

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MarkWest Energy Partners, L.P. is a master limited partnership engaged in the gathering, transportation, and processing of natural gas; the transportation, fractionation, marketing, and storage of natural gas liquids; and the gathering and transportation of crude oil. MarkWest has extensive natural gas gathering, processing, and transmission operations in the southwest, Gulf Coast, and northeast regions of the United States, including the Marcellus Shale, and is the largest natural gas processor in the Appalachian region.

This press release includes “forward-looking statements.”  All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements.  Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct.  The forward-looking statements involve risks and uncertainties that affect our operations, financial performance, and other factors as discussed in our filings with the Securities and Exchange Commission.  Among the factors that could cause results to differ materially are those risks discussed in the periodic reports we file with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2008, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009.  You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.”  We do not undertake any duty to update any forward-looking statement except as required by law.